Exhibit 99.1

Contact:	Caxton-Iseman Capital Mark Semer Kekst and Company (212) 521-4802	Valley National Gases James P. Hart President and Chief Financial Officer (724) 228-3000
CAXTON-ISEMAN CAPITAL TO ACQUIRE VALLEY NATIONAL GASES
Valley National Public Shareholders to Receive $27.00 Per Share in Cash
New York and Washington, Pennsylvania, November 14, 2006 — Caxton-Iseman Capital, a New York-based private investment firm, and Valley National Gases Incorporated (Amex: VLG) today announced that they have entered into a definitive agreement under which an investment vehicle affiliated with Caxton-Iseman will acquire Valley National in a merger transaction valued at approximately $312 million. The transaction value includes the acquisition of all of Valley National’s outstanding shares for approximately $249 million, as well as the assumption of debt.
Founded in 1958, Valley National is the second-largest independent U.S. distributor of industrial, medical and specialty gases delivered in “packaged” or cylinder form, related welding equipment and supplies, and non-pipeline propane. The company serves more than 225,000 industrial, commercial and residential customers through 75 branches in 14 Eastern and Midwestern states. Valley National generated revenue of $220 million in the twelve months ended September 30, 2006 and employs approximately 750 people.
Under the terms of the agreement, which was unanimously approved by the Board of Directors of Valley National, public shareholders of Valley National will receive $27.00 in cash for each share they own, which is equal to the closing price of Valley National shares on November 13, 2006. The consideration that public shareholders will receive is $2.48 per share, or approximately 10%, more than the consideration that will be paid to Gary E. West, Chairman of the Board of Valley National and the direct and indirect holder of approximately 72% of the company’s outstanding shares, who has agreed to accept $24.52 in cash for each share he owns. Following completion of the transaction, Valley National will operate as a private company and continue to be headquartered in Washington, Pennsylvania.
Frederick J. Iseman, Managing Partner of Caxton-Iseman, said: “Valley National Gases is an outstanding growth platform in the gas distribution sector. The company supplies products to a varied customer base that demands a strong commitment to customer service and support. It has performed well throughout economic cycles and established a strong position in the consolidating industrial gas and propane sectors. We are investing because we believe Valley National is well positioned to expand in its existing markets and enter new geographies through strategic acquisitions and internal growth.”

William A. Indelicato, Valley National Gases’ Vice Chairman and Chief Executive Officer, said: “We are pleased to have reached agreement on a transaction that will provide liquidity for all our shareholders and further strengthen Valley National’s growth prospects. Caxton-Iseman has a long track record of growing businesses, while building value and creating attractive opportunities for employees. Since Caxton-Iseman is not currently in the industrial gas and welding supply business, operating and personnel changes will be quite minimal and we can expect a bright future under their ownership.”
Completion of the transaction, which is expected to occur in the first quarter of 2007, is subject to approval by Valley National shareholders, expiration of the applicable Hart-Scott-Rodino waiting period, completion of debt financing and customary closing conditions. Mr. West has agreed to vote his shares in favor of the transaction.
Caxton-Iseman has received a commitment from Credit Suisse, UBS Securities LLC and Morgan Stanley to provide debt financing for the transaction.
Caxton-Iseman’s financial advisor with respect to this transaction is Berenson & Company, LLC and its legal counsel is Simpson Thacher & Bartlett LLP. Valley National’s financial advisor is Credit Suisse Securities (USA) LLC and its legal counsel is Robinson & Cole LLP. Wilmer Cutler Pickering Hale and Dorr LLP acted as special counsel to the Special Committee of the Valley National Board of Directors.
About Caxton-Iseman Capital
Caxton-Iseman Capital, Inc. is a New York-based private investment firm. Its portfolio companies include Ply Gem Industries, Inc., a manufacturer of vinyl and aluminum building products; Buffets, Inc., the nation’s largest buffet restaurant chain; Electrograph Systems, Inc., a leading national distributor of display technology solutions; American Residential Services, LLC, a leading provider of HVAC and plumbing services; and Prodigy Health Group, Inc., a rapidly expanding health care services company. Caxton-Iseman’s companies have combined revenues of approximately $5 billion and its investment vehicles have available capital in excess of $2 billion.
About Valley National Gases
Valley National Gases, with headquarters in Washington, Pennsylvania, is a leading packager and distributor of industrial, medical and specialty gases, welding equipment and supplies, propane and fire protection equipment. Valley National Gases operates seventy-five locations in fourteen states, with eight production and distribution centers in the eastern United States.
“Safe Harbor” Statement under Private Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Valley National Gases Incorporated contained in this release that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Valley National that could cause such material differences include the failure of the closing conditions of the proposed merger to occur, including as a result of the occurrence of a material adverse change in Valley National’s business and the inability of the Buyer to obtain the equity capital or debt financing necessary to pay the purchase price.
Valley National undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Valley National makes on related subjects in future reports to the SEC.
Additional Information About the Merger and Where to Find It
This communication is being made in respect of the proposed transaction involving Valley National and affiliates of Caxton-Iseman Capital. In connection with the transaction, Valley National will file a proxy statement with the SEC. Stockholders are urged to read the proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction.
The final proxy statement will be mailed to Valley National stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at Valley National’s Web site, www.vngas.com, or by contacting James P. Hart, President and Chief Financial Officer of Valley National, telephone (724) 228-3000.
Valley National and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transaction. Information regarding Valley National’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed transaction, when it becomes available. As of November 10, 2006, Gary E. West, Chairman of the Board of Directors of Valley National, beneficially owned approximately 7,012,800 shares, or 72%, of Valley National’s Common Stock. On such date, Valley National’s directors and officers beneficially owned approximately 7,294,534 shares, or 74%, of Valley National’s Common Stock.
# # #